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                               STOCK OPTION GRANT


     THIS STOCK OPTION GRANT is made by FLORIDA GAMING CORPORATION, a Delaware corporation (the "Company") to Ronald P. Perella (the "Optionee") to memorialize and evidence the grant, on April 28, 1995, of an option (the "Option") to purchase 19,000 shares of $.10 par value common stock of the Company ("Common Stock"), subject to the following terms and conditions:

          1. The Option shall vest on April 28, 1995, but shall not be exercisable until on or after October 29, 1995.

          2.   The Option shall expire on April 28, 2000.

          3. The Purchase Price (herein so called) of each share of Common Stock subject to the Option shall be $5.188.

          4. The option may be exercised in whole or in part, from time to time, by the Optionee tendering to the Company the aggregate Purchase Price of the shares of Common Stock being purchased.

          5.   The Option shall be non-transferable except by operation of law.

          6. The number of shares of Common Stock with respect to which the Option is granted and the Purchase Price of such shares shall be appropriately adjusted for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of such shares through a reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a Common Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

          7. The obligation of the Company to sell and deliver Common Stock pursuant to the Option shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

          8. Upon the exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

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          9.    All questions pertaining to the validity, construction and administration of the Option shall be governed by the laws of the State of Delaware.

          EXECUTED as of April 28, 1995

                              FLORIDA GAMING CORPORATION



                              By:     Timothy L. Hensley
                                 ----------------------------
                                 Timothy L. Hensley
                                 Executive Vice President,
                                 Treasurer and Chief
                                 Financial Officer